Exhibit 10.18

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of October 12, 2010 by and between Public Media Works, Inc., a Delaware corporation (the “Company”) and Martin W. Greenwald (the “Employee”).

BACKGROUND

A. The Company desires to retain the services of the Employee and the Employee desires to provide services as Chief Executive Officer and Secretary of the Company.

B. The Employee is willing to be employed by the Company on the terms and subject to the conditions set forth in this Agreement.

THE PARTIES AGREE AS FOLLOWS:

1. Positions and Duties.

1.1 Title. The Employee shall be employed by the Company as its Chief Executive Officer and Secretary, and the Company agrees to employ and retain the Employee in such capacity. The Employee shall report to, and serve at the pleasure of, the Company Board of Directors (the “Board”).

1.2 Duties. Employee shall devote the majority of his business time, energy, and skill to the affairs of the Company to perform the duties required and necessary for a chief executive officer of a public company in the Company’s industry, and shall ensure that Employee’s other business, charitable or professional activities do not materially interfere with the Employee’s performance of services under this Agreement. Employee’s duties as Secretary shall cease upon the Company’s appointment of a Secretary. The Company acknowledges that Employee may fulfill part of his duties hereunder while outside of the Company’s headquarters in Sausalito, California.

1.3 Term of Employment. The term of Employee’s employment pursuant to this Agreement commenced on August 2, 2010 (the “Effective Date”), and shall expire on August 2, 2011, unless renewed or extended by the agreement of the parties hereto.

1.4 Hold Harmless; Employee Indemnification. The Company shall hold harmless and indemnify for the full extent permitted under the Company articles of incorporation, bylaws and at law for any claims against the Employee arising out of events occurring prior to Employee being appointed as the Chief Executive Officer of the Company. The Employee shall be entitled to all rights to indemnification as a Company director and officer as provided under the laws of the State of Delaware, the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws, and the Company’s insurance policies.

2. Terms of Employment.

2.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Accrued Compensation” shall mean any accrued Total Compensation, any benefits under any plan of the Company in which the Employee is a participant to the full extent of Employee’s rights under such plans, any accrued vacation pay, and any appropriate business expenses incurred by the Employee in connection with the performance of Employee’s duties hereunder, all to the extent unpaid on the date of termination.

(b) “Base Compensation” shall have the meaning set forth in Section 3.1 hereof.

(c) “Change of Control” shall mean the consummation of an acquisition, a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such acquisition, merger, consolidation or other reorganization is owned by persons who in the aggregate owned less than 20% of the Company’s combined voting power represented by the Company’s outstanding securities immediately prior to such acquisition, merger, consolidation or other reorganization.

(d) “Death Termination” shall mean termination of the Employee’s employment because of the death of the Employee.

(e) “Disability Termination” means termination by the Company of the Employee’s employment by reason of the Employee’s incapacitation due to disability. The Employee shall be deemed to be incapacitated due to disability if at the end of any month the Employee is unable to perform substantially all of his or her duties under this Agreement in the normal and regular manner due to illness, injury or mental or physical incapacity, and has been unable so to perform for either (i) three consecutive full calendar months then ending, or (ii) 90 or more of the normal working days during the 12 consecutive full calendar months then ending. Nothing in this paragraph shall alter the Company’s obligations under applicable law, which may, in certain circumstances, result in the suspension or alteration of the foregoing time periods.

(f) “Termination For Cause” means termination by the Company of the Employee’s employment by reason of the Employee’s (i) dishonesty or fraud, (ii) gross negligence in the performance of his or her duties hereunder, (iii) material breach of this Agreement, (iv) intentional engagement in acts seriously detrimental to the Company’s operations, (v) conviction of a felony involving moral turpitude, or (vi) failure to comply with any lawful orders or directions of the Board that are not incompatible with his position with the Company or manifestly unreasonable or unethical, provided that the Board (with the Employee agreeing he may not participate in such decision) delivers to Employee a written notification specifying in sufficient detail such order or direction and the Employee has thirty (30) days within which to comply with such order or direction (or such reasonably shorter period of time if such ordered or directed task by its nature requires completion in less than thirty (30) days)).

(g) “Termination Other Than For Cause” means termination by the Company of the Employee’s employment for any reason other than as specified in Sections 2.1(c), (d), (e) or (h) hereof.

(h) “Total Compensation” shall mean the Employee’s Base Compensation (as defined in Section 3.1).

(i) “Voluntary Termination” means termination of the Employee’s employment by the voluntary action of the Employee other than by reason of a Disability Termination or a Death Termination.

2.2 Termination For Cause. The Company shall have the right to effect a Termination For Cause as provide in Section 2.1(e). Upon Termination For Cause, the Company shall pay the Employee Accrued Compensation, if any.

2.3 Termination Other Than For Cause; Expiration. In the event of a Termination Other Than For Cause before the expiration of the Employment Agreement, the Company shall continue to issue to the Employee the shares of Company common stock on the dates as provided in Section 3.1(i) below up to 1,000,000 shares of Company common stock. Upon the expiration of the term of the Employment Agreement, the Company shall pay the Employee all Accrued Compensation, if any.

2.4 Disability Termination. The Company shall have the right to effect a Disability Termination by giving written notice thereof to the Employee. Upon Disability Termination, the Company shall pay the Employee all Accrued Compensation, if any.

2.5 Death Termination. In the event of the Employee’s death during the term of this Agreement, the Employee’s employment shall be deemed to have terminated as of the last day of the month during which his or her death occurs, and the Company shall promptly pay to the Employee’s estate Accrued Compensation, if any.

2.6 Voluntary Termination. The Employee shall have the right to effect a Voluntary Termination by giving at least 30 days advance written notice to the Company. The Company shall have the right in such case to immediately terminate the Employee’s employment. Following the effective date of a Voluntary Termination, the Company shall pay the Employee Accrued Compensation, if any.

3. Compensation and Benefits; Registration Rights.

3.1 Base Compensation. As the sole compensation for the services to be rendered by the Employee as provided in Section 1, and subject to the provisions of Section 2 of this Agreement, the Company shall:

(i) issue to Employee eighty three thousand three hundred thirty three (83,333) shares of Company common stock on September 2, 2010 and on the 2nd day of each month thereafter for a period of 11 months for a total of up to 1,000,000 shares of Company common stock; provided, however, in the event of a Change of Control prior to the issuance of all 1,000,000 shares of Company common stock, the Company shall issue to Employee all remaining shares of Company common stock not issued as of the date of the Change of Control up to 1,000,000 shares of Company common stock.

(ii) grant to Employee options to purchase up to five hundred thousand (500,000) shares of Company Common Stock, subject to the vesting, expiration and exercise prices set forth in the Nonstatutory Option Agreement (the “Option Agreement”) between the Company and Employee dated August 2, 2010.

3.2 Fringe Benefits.

(a) Fringe Benefits. The Employee shall be eligible to participate in such of the Company’s benefit plans as are now generally available or later made generally available to senior officers of the Company, including, without limitation, medical, dental, life, and disability insurance plans, if any.

(b) Expense Reimbursement. The Company agrees to reimburse the Employee for all reasonable, ordinary and necessary travel and entertainment expenses incurred by the Employee in conjunction with Employee’s services to the Company consistent with the Company’s standard reimbursement policies. The Company shall pay travel costs incurred by the Employee in conjunction with his or her services to the Company consistent with the Company’s standard travel policy.

(c) Vacation. The Employee shall be entitled, without loss of compensation, to three (3) weeks of vacation per year. Unused vacation may be accrued by the Employee up to a maximum of three (3) weeks, when it will cease accruing until the Employee reduces the accrued, unused amount through use of vacation time.

(d) Employee Acknowledgment re Shares of Company Common Stock. Employee acknowledges and agrees that the shares of Common Stock to be issued hereunder are characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. Employee acknowledges and agrees that (i) the shares of Common Stock are being issued in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the shares of Common Stock have not yet been registered under the Securities Act, (ii) such shares of Common Stock may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction, and (iii) the shares of Common Stock shall bear a legend indicating their restricted nature.

3.3 Code Section 409A; Employee Taxes.

(a) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (together with Department of Treasury regulations and other official guidance issued thereunder, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines in good faith that any compensation or benefits payable under this Agreement may not be either exempt from or compliant with Section 409A, the Company shall consult with Employee and, subject to the written consent of Employee, adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to (i) preserve the intended tax treatment of the compensation and benefits payable hereunder, to preserve the economic benefits of such compensation and benefits, and/or to avoid less favorable accounting or tax consequences for the Company and/or (ii) to exempt the compensation and benefits payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 3.3(a) does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to indemnify Employee for any failure to do so.

(b) Notwithstanding anything herein to the contrary, Employee acknowledges and agrees that in the event that any tax is imposed under Section 409A in respect to any compensation or benefits payable to Employee, whether under this Agreement or otherwise, then (i) the payment of such tax shall be solely Employee’s responsibility, and (ii) neither the Company, or their subsidiaries or affiliates, nor any of their respective past or present directors, officers, employees or agents shall have any liability for any such tax.

(c) Employee shall be solely responsible for the payment of all state and federal income tax related to his compensation under this Agreement and the Option Agreement.

3.4 Piggyback Registration Rights. If at any time within the eighteen (18) month period after the date hereof, that the Company shall determine to prepare and file with the United States Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “1933 Act”) of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to Employee written notice of such determination and, if within fifteen calendar days after receipt of such notice, Employee shall so request in writing, and subject to the Company’s receipt of all reasonably requested documentation from the Employee relating to the registration statement, the Company shall include in such registration statement all or any part of the 1,000,000 shares of Company Common Stock issued or to be issued to Employee under Section 3.1(i) that Employee requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights. The obligations of the Employee under this Section 3.4 may be waived by Employee or any of the shares of Common Stock entitled to registration rights under this Section 3.4. The obligations of the Company hereunder are subject to the completion and execution by Employee of all reasonably required documentation from the Company relating to the completion of the registration statement. Notwithstanding anything to the contrary herein, the registration rights granted hereunder to Employee shall not be applicable for such times as the shares of Common Stock may be sold by the Employee without restriction pursuant to Section 144 of the 1933 Act.

4. Proprietary Information. The Employee shall as of the Effective Date or promptly thereafter execute and deliver to the Company the Company Employee Confidential Information and Inventions Agreement.

5. Miscellaneous.

5.1 Waiver. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

5.2 Notices. All notices and other communications under this Agreement shall be in writing and shall be given by personal or courier delivery, facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon receipt if personally delivered or delivered by courier, on the date of transmission if transmitted by facsimile, or three days after mailing if mailed, to the addresses of the Company and the Employee contained in the records of the Company at the time of such notice. Any party may Change such party’s address for notices by notice duly given pursuant to this Section 5.2.

5.3 Headings. The section headings used in this Agreement are intended for convenience of reference and shall not by themselves determine the construction or interpretation of any provision of this Agreement.

5.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

5.5 Survival of Obligations. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors, and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by the Company (except to an affiliate or successor of the Company) or by the Employee without the prior written consent of the other party.

5.6 Counterparts. This Agreement may be executed in one or more counterparts and delivered by facsimile or PDF/electronic transmission, all of which taken together shall constitute one and the same Agreement.

5.7 Withholding. All sums payable to the Employee hereunder shall be reduced by all federal, state, local, and other withholdings and similar taxes and payments required by applicable law.

5.8 Enforcement. If any portion of this Agreement is determined to be invalid or unenforceable, such portion shall be adjusted, rather than voided, to achieve the intent of the parties to the extent possible, and the remainder shall be enforced to the maximum extent possible.

5.9 Entire Agreement; Modifications. Except as otherwise provided herein or in the exhibits hereto, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior and contemporaneous understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof. All modifications to the Agreement must be in writing and signed by each of the parties hereto.

5.10 Arbitration. Any controversy or claim arising out of or relating to this Agreement (whether in contract or tort, or both) shall be determined by binding arbitration in Sausalito, California, in accordance with the commercial arbitration rules of the American Arbitration Association, by a panel of three arbitrators, one chosen by each of the parties and the third by the two so chosen. If the two arbitrators cannot agree on a third, then the third shall be appointed in accordance with such rules. The prevailing party in any arbitration proceeding shall be awarded reasonable attorneys fees and costs of the proceedings. The arbitration award shall be final, and may be entered in and enforced by any court having jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date set forth in the first paragraph.

PUBLIC MEDIA WORKS, INC.

By:	/s/ William Zabit
William Zabit, President

EMPLOYEE

/s/ Martin W. Greenwald
Martin W. Greenwald